UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 University Avenue, #17 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 566-5064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 7, 2014, Cellular Biomedicine Group, Inc. (the “Company”) completed its 2014 annual meeting of stockholders (the "Annual Meeting"). The number of shares of common stock entitled to vote at the Annual Meeting was 9,094,833 shares. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 6,462,233 shares. All matters submitted to a vote of the Company's stockholders at the Annual Meeting were approved and Tony (Bizuo) Liu, Alan Au and Guo-Tong Xu were elected “Class II” directors.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

(i) To elect three (3) “Class II” directors, each of whom will be elected for a term of three years, or until the election and qualification of their successors.

Nominee	Shares Voted For	Shares Withheld
Tony (Bizuo) Liu	6,421,419	40,814
Alan Au	6,421,432	40,801
Guo-Tong Xu	6,423,008	39,225

(ii) To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Shares Voted For	Shares Voted Against	Shares Abstaining
6,236,762	161,722	63,749

(iii) To approve the Cellular Biomedicine Group, Inc. 2014 Stock Incentive Plan.

Shares Voted For	Shares Voted Against	Shares Abstaining
6,143,517	284,037	34,679

Shares Voted For	Shares Voted Against	Shares Abstaining
6,118,725	283,942	59,566

(iv) To conduct a non-binding advisory vote on our executive compensation.

(iv) To conduct a non-binding advisory vote recommending the frequency of advisory votes on executive compensation.

3 Years	2 Years	1 Year	Shares Abstaining
3,844,251	906,165	1,679,838	31,979

Item 7.01 Regulation FD Disclosure.

On November 11, 2014, Cellular Biomedicine Group, Inc. (the “Company”) issued a press release announcing the results of the Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

99.1           Press Release, dated November 11, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: November 12, 2014	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu Chief Financial Officer